Exhibit 99.3

Consent of LionTree Advisors LLC

We hereby consent to (i) the inclusion of our opinion letter dated August 13, 2019, to the Transaction Committee of the Board of Directors of Viacom Inc. (“Viacom”) as Annex K to the joint consent solicitation statement/prospectus which forms a part of the registration statement on Form S-4 of CBS Corporation (“CBS”), filed with the Securities and Exchange Commission as of the date hereof (“Registration Statement”) relating to the proposed transactions involving Viacom and CBS and (ii) all references to such opinion in the sections captioned “Summary—Opinions of the Viacom Special Committee’s Financial Advisors—Opinion of LionTree,” “Risk Factors—Risk Factors Relating to the Merger,” “Risk Factors—Risk Factors Relating to ViacomCBS After the Closing,” “The Merger—Background of the Merger,” “The Merger—Recommendations of the Viacom Special Committee and the Viacom Board of Directors; Reasons for Viacom to Enter into the Merger Agreement,” “The Merger—Certain Viacom Unaudited Prospective Financial Information,” and “The Merger—Opinions of the Viacom Special Committee’s Financial Advisors—Opinion of LionTree” of such joint consent solicitation statement/prospectus. The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

LIONTREE ADVISORS LLC

By:	/s/ LionTree Advisors LLC

New York, New York

October 16, 2019